Exhibit 5.1

May 1, 2012

Solta Medical, Inc.

25881 Industrial Boulevard

Hayward, CA 94545

Gentlemen/Ladies:

At your request, we have examined the Registration Statement on Form S-3 (the “Registration Statement”) filed by Solta Medical, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on May 1, 2012 in connection with the registration under the Securities Act of 1933, as amended, of (i) one or more series of debt securities (the “Debt Securities”) issuable pursuant to an indenture (the “Indenture”) by and between the Company and a financial institution to be identified therein as trustee (the “Trustee”), (ii) shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), (iii) shares of the Company’s preferred stock, $0.001 par value per share (the “Preferred Stock”), (iv) warrants to purchase shares of Common Stock and/or Preferred Stock (the “Warrants”), and/or (v) units consisting of any combination of such foregoing securities (the “Units”), having a maximum aggregate public offering price of up to $75,000,000. The Debt Securities, Common Stock, the Preferred Stock, the Warrants and the Units are collectively referred to herein as the “Securities.” The Securities may be sold from time to time by the Company as set forth in the Registration Statement, the prospectus contained within the Registration Statement (the “Prospectus”) and supplements to the Prospectus.

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following.

(1)	the Company’s Amended and Restated Certificate of Incorporation, certified by the Delaware Secretary of State on May 1, 2012 (the “Restated Certificate”).

(2)	the Company’s Amended and Restated Bylaws, as amended, certified by the Company’s Secretary on May 1, 2012 (the “Bylaws”).

(3)	the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference.

(4)	the Prospectus prepared in connection with the Registration Statement.

(5)

the following minutes of meetings and actions by written consent of the Company’s Board of Directors (the “Board”) and stockholders (the “Stockholders”), certified by the Company’s Secretary on May 1, 2012, at

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which, or pursuant to which, the Restated Certificate and Bylaws were approved: (i) the Minutes of a meeting of the Board held on August 2, 2006, at which resolutions were adopted by the Board adopting and approving the Restated Certificate and the Bylaws, (ii) the Action by Written Consent of the Stockholders, dated August 7, 2006, in which resolutions were adopted by the Stockholders adopting and approving the Restated Certificate and the Bylaws, and (iii) the Minutes of a meeting of the Board held on April 10, 2012 at which resolutions were adopted to approve an amendment contained in the Bylaws.

(6)	the minutes of a meeting of the Board held on April 24, 2012, at which resolutions were adopted by the Board, approving the filing of the Registration Statement and the registration of the Securities.

(7)	that certain registration statement on Form 8-A filed by the Company with the Commission in accordance with the Securities Exchange Act of 1934 on November 1, 2006.

(8)	a certificate from American Stock Transfer & Trust Company, the Company’s transfer agent, dated as of April 30, 2012 and provided to us by the Company, verifying the number of the Company’s issued and outstanding shares of capital stock as of April 27, 2012.

(9)	A Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated May 1, 2012, stating that the Company is duly incorporated under the laws of the State of Delaware and is in good standing and is duly authorized to transact business (the “Certificate of Good Standing”).

(10)	a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Management Certificate”).

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that any certificates or instruments representing the Securities, when issued, will have been properly signed by authorized officers of the Company or their agents, and, in the case of Debt Securities, properly authenticated in accordance with the terms of the Indenture and delivered to the intended recipients with the intent that the Company be bound thereby. We have also assumed that the Indenture at the time of execution, authentication, issuance and delivery of the Debt Securities will be a valid and legally binding obligation of the Trustee

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, (i) the existing laws of the United

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States of America, (ii) the existing laws of the State of California, (iii) the Delaware General Corporation Law and reported judicial decisions relating thereto, and (iv) solely with respect to whether or not the Debt Securities are the valid and binding obligations of the Company, the existing laws of the State of New York (such above-described laws, the “Applicable Laws”). With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied solely upon the Certificate of Good Standing and representations made to us by the Company.

In connection with our opinion expressed in paragraphs (2) through (6) below, we have assumed that, (i) if any Debt Securities are issued, such Debt Securities will only be issued pursuant to and in accordance with the Indenture in the form filed with the Registration Statement as an exhibit and that there will not have occurred any change in law affecting the validity or enforceability of the Debt Securities, (ii) the Registration Statement and any amendments thereto (including any necessary post-effective amendments) will have been declared effective under the Securities Act, (iii) at the time of the offer, issuance and sale of any Securities, no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, (iv) no future amendments will be made to the Restated Certificate that would be in conflict with or inconsistent with the Company’s ability to issue the Securities; (v) at the time of the offer, issuance and sale of any Securities, the Company will have a sufficient number of authorized and unissued shares of the applicable class or series of its capital stock included in (or purchasable upon exercise or conversion of) the Securities so issued and sold to be able to issue all such shares; and (vi) all purchasers of Securities will timely pay in full to the Company all amounts they have agreed to pay to purchase such Securities. We have also assumed that the terms of any Debt Securities to be established subsequent to the date hereof, the issuance and delivery of Securities subsequent to the date hereof and the compliance by the Company with the terms of such Securities will not violate any applicable law (including, without limitation, any law relating to usury) or result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

This opinion is qualified by, and is subject to, and we render no opinion with respect to, the following limitations and exceptions to the enforceability of the Debt Securities:

(1) The effect of the laws of bankruptcy, insolvency, assignments for the benefit of creditors, reorganization, arrangement, moratorium, fraudulent conveyance, and other similar laws now or hereinafter in effect relating to or affecting the rights and remedies of creditors, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers.

(2) The effect of general principles of equity and similar principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, public policy and unconscionability, and the possible unavailability of specific performance, injunctive relief, or other equitable remedies, regardless of whether considered in a proceeding in equity or at law.

(3) The effect of laws relating to usury or permissible rates of interest for loans, forbearances or the use of money.

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We express no opinion regarding the effectiveness of any waiver of stay, extension or usury laws or of unknown future rights.

The Company has informed us that the Company intends to issue the Securities from time to time on a delayed or continuous basis. This opinion is limited to the Applicable Laws, including the rules and regulations thereunder, as in effect on the date hereof. We are basing this opinion on our understanding that, prior to issuing any Securities in connection with the Registration Statement, the Company will advise us in writing of the terms thereof and other information material thereto, will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the Registration Statement, the Prospectus and the applicable supplement to the Prospectus, as then in effect) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate with respect to such Securities. However, we undertake no responsibility to monitor the Company’s future compliance with applicable laws, rules or regulations of the Commission or other governmental body. In particular, we assume that the Company will obtain the requisite approval of the Board and the requisite approval of its stockholders if required by the laws of the State of Delaware or the Company’s then-effective Certificate of Incorporation or Bylaws, and file appropriate amendments to the Company’s Certificate of Incorporation if and to the extent necessary to authorized additional shares of its capital stock because the Company does not have a sufficient number of authorized but unissued and unreserved shares of capital stock at the time of issuance to issue Securities covered by the Registration Statement. We also assume that the Company will timely file any and all supplements to the Registration Statement and Prospectus as are necessary to comply with applicable laws in effect from time to time.

In accordance with Section 95 of the American Law Institute’s Restatement (Third) of the Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions in connection with the filing of a registration statement of the type described herein.

Based upon the foregoing, we are of the following opinion:

(1) The Company is a corporation validly existing, in good standing, under the laws of the State of Delaware;

(2) With respect to any Debt Securities registered pursuant to the Registration Statement, when (a) the issuance of such Debt Securities has been duly authorized by appropriate corporate action of the Board and, if required, the stockholders of the Company, (b) an Indenture relating to such Debt Securities in the form filed with the Registration Statement as an exhibit has been duly authorized and validly executed and delivered by each of the Company and the Trustee, (c) the form and terms of such Debt Securities have been duly established in accordance with the Indenture pursuant to resolutions duly adopted by the Board and as set forth in an officer’s certificate or supplemental indenture duly authorized by the Board and duly executed by an authorized officer of the Company, and (d) instruments representing such Debt Securities have been duly executed and authenticated by the Company by a duly authorized officer or officers of the Company in accordance with the terms of the Indenture and any supplement thereto, and issued, sold and delivered in the manner and for the consideration approved

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by the Board and stated in the Registration Statement, the Prospectus and any prospectus supplement relating thereto (as amended as of the date of such issuance, sale and delivery) and any applicable definitive purchase, underwriting or similar agreement, then such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company.

(3) With respect to the shares of Common Stock, when (a) the issuance of and the terms of the offering of the shares of Common Stock and related matters has been duly authorized by appropriate corporate action of the Board and, if required, the stockholders of the Company and (b) if such shares are then certificated, certificates representing such shares of Common Stock have been duly executed, countersigned, registered and delivered by the Company by duly authorized officer(s) of the Company either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Common Stock approved by the Board, upon payment of the consideration therefor (which is not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (of not less than the par value of the Common Stock), then such shares of Common Stock will be validly issued, fully paid and nonassessable.

(4) With respect to any particular series of shares of Preferred Stock registered pursuant to the Registration Statement, when (a) the issuance and the designation of the rights and terms of such shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a certificate of designation relating to such Preferred Stock conforming to the Company’s Certificate of Incorporation and Bylaws and the Delaware General Corporation Law (a “Certificate”) and the filing of the Certificate with the Secretary of State of the State of Delaware, has been duly authorized by appropriate corporate action of the Board and, if required, the stockholders of the Company and (b) if such shares are then certificated, certificates representing such shares of Preferred Stock have been duly executed, countersigned, registered and delivered by the Company by duly authorized officer(s) of the Company either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase such Preferred Stock approved by the Board, upon payment of the consideration therefor (which is not less than the par value of such Preferred Stock) provided for therein or (ii) upon conversion or exercise of any other such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (which is not less than the par value of the Preferred Stock), then such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

(5) With respect to any Warrants registered pursuant to the Registration Statement, when (a) the issuance and terms of such Warrants, the terms, execution and delivery of the warrant agreement relating to the Warrants (“Warrant Agreement”), the

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terms of the offering thereof and related matters has been duly authorized by appropriate corporate action of the Board and, if required, the stockholders of the Company, (b) the Warrant Agreement has been duly authorized and validly executed and delivered by the Company by duly authorized officer(s) of the Company, and (c) such Warrants have been duly executed, issued and delivered by the Company by duly authorized officer(s) of the Company in accordance with the provisions of the applicable Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, such Warrants will constitute valid and binding obligations of the Company.

(6) With respect to any Units registered pursuant to the Registration Statement, when (a) the issuance and terms of such Units, the terms, execution and delivery of the unit agreement relating to such Units (“Unit Agreement”), the terms of the offering thereof and related matters has been duly authorized by appropriate corporate action of the Board and, if required, the stockholders of the Company, (b) the Unit Agreement has been duly authorized and validly executed and delivered by the Company by duly authorized officer(s) of the Company, and (c) such Units have been duly executed, issued and delivered by duly authorized officer(s) of the Company in accordance with the provisions of the applicable Unit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein (which, to the extent such Units include Common Stock or Preferred Stock, is not less than the par value of such Common Stock or Preferred Stock), such Units will constitute valid and binding obligations of the Company.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

This opinion is intended solely for use in connection with the issuance and sale of Securities subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Fenwick & West LLP

FENWICK & WEST LLP